Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) |__|
___________________________

THE BANK OF NEW YORK MELLON
(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

___________________________

QUEST DIAGNOSTICS INCORPORATED
(Exact name of obligor as specified in its charter)

Delaware	16-1387862
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

TABLE OF ADDITIONAL REGISTRANTS

State or other
Jurisdiction of
	Incorporation or	I.R.S. Employer
Name	Organization	Identification Number
American Medical Laboratories Incorporated	Delaware	54-1983356

AmeriPath Consolidated Labs, Inc.	Florida	26-0003506

AmeriPath Florida, LLC	Delaware	65-0641688

AmeriPath Group Holdings, Inc.	Delaware	20-3746016

AmeriPath Holdings, Inc.	Delaware	61-1436296

AmeriPath Hospital Services Florida, LLC	Delaware	16-1702356

AmeriPath Indiana, LLC	Indiana	35-1937874

AmeriPath Intermediate Holdings, Inc.	Delaware	20-8388835

AmeriPath Kentucky, Inc.	Kentucky	62-1373947

AmeriPath Marketing USA, Inc.	Florida	65-1064707

AmeriPath Michigan, Inc.	Michigan	38-1880648

AmeriPath Mississippi, Inc.	Mississippi	64-0504003

AmeriPath New York, LLC	Delaware	65-0819138

AmeriPath North Carolina, Inc.	North Carolina	56-1272454

AmeriPath Ohio, Inc.	Delaware	31-1483746

AmeriPath Pennsylvania, LLC	Pennsylvania	25-1680680

AmeriPath Philadelphia, Inc.	New Jersey	22-2163419

AmeriPath SC, Inc.	South Carolina	11-3680559

AmeriPath Texas, LP	Texas	75-2530066

AmeriPath Wisconsin, LLC	Wisconsin	39-1091107

AmeriPath Youngstown Labs, Inc.	Ohio	34-1767704

AmeriPath, Inc.	Delaware	65-0642485

AmeriPath, LLC	Delaware	65-1046888

Anatomic Pathology Services, Inc.	Oklahoma	73-1563221

API No. 2, LLC	Delaware	65-1046886

APL Properties Limited Liability Company	Nevada	86-0864218

Arizona Pathology Group, Inc.	Arizona	86-0864486

Central Plains Holdings, Inc.	Kansas	48-1219588

Dermatopathology Services, Inc.	Alabama	63-0984892

Diagnostic Pathology Management	Oklahoma	73-1402878

Services, LLC

Diagnostic Reference Services Inc.	Maryland	22-3479439

DPD Holdings, Inc.	Delaware	93-0988106

Enterix Inc.	Delaware	01-0529545

ExamOne World Wide of NJ, Inc.	New Jersey	22-2127674

ExamOne World Wide, Inc.	Pennsylvania	23-2057350

Focus Diagnostics, Inc.	Delaware	52-1604494

Focus Technologies Holding Company	Delaware	52-1445953

HemoCue, Inc.	California	33-0882550

Kailash B. Sharma, M.D., Inc.	Georgia	58-1416059

LabOne of Ohio, Inc.	Delaware	20-0310967

LabOne, Inc.	Missouri	43-1039532

MedPlus, Inc.	Ohio	48-1094982

MetWest Inc.	Delaware	33-0363116

Nichols Institute Diagnostics	California	95-2955451

Ocmulgee Medical Pathology Association, Inc.	Georgia	58-1267100

O’Quinn Medical Pathology Association, LLC	Georgia	58-1303376

Osborn Group Inc.	Delaware	48-1045507

Pathology Building Partnership	Maryland	51-1188454

PCA of Denver, Inc.	Tennessee	62-1721242

PCA of Nashville, Inc.	Tennessee	62-1729315

Peter G. Klacsmann, M.D., Inc.	Georgia	58-1441090

Quest Diagnostics Clinical Laboratories, Inc.	Delaware	38-2084239

Quest Diagnostics Finance Incorporated	Delaware	51-0390179

Quest Diagnostics Holdings Incorporated	Delaware	23-2324658

Quest Diagnostics Incorporated (MD)	Maryland	52-0890739

Quest Diagnostics Incorporated (MI)	Michigan	38-1882750

Quest Diagnostics Incorporated (NV)	Nevada	88-0099333

Quest Diagnostics Investments Incorporated	Delaware	51-0314231

Quest Diagnostics LLC (CT)	Connecticut	06-1460613

Quest Diagnostics LLC (IL)	Illinois	36-4257926

Quest Diagnostics LLC (MA)	Massachusetts	04-3248020

Quest Diagnostics Nichols Institute	California	95-2701802

(f/k/a Quest Diagnostics Incorporated) (CA)

Quest Diagnostics Nichols Institute, Inc.	Virginia	54-0854787

Quest Diagnostics of Pennsylvania Inc.	Delaware	22-3137283

Regional Pathology Consultants, LLC	Utah	87-0559208

Rocky Mountain Pathology, LLC	Utah	87-0526913

Sharon G. Daspit, M.D., Inc.	Georgia	58-1626140

Shoals Pathology Associates, Inc.	Alabama	63-0700856

Specialty Laboratories, Inc.	California	95-2961036

Strigen, Inc.	Utah	87-0651722

TID Acquisition Corp.	Delaware	22-3620117

Unilab Corporation	Delaware	71-0897031

Three Giralda Farms
Madison, New Jersey	07940
(Address of principal executive offices)	(Zip code)

___________________________

Senior Debt Securities and
Guarantees of Senior Debt Securities
(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

	(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of	One State Street, New York, N.Y.
New York	10004-1417, and Albany, N.Y.
12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y.
10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.

A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-154173).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

          Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 30th day of October, 2009.

THE BANK OF NEW YORK MELLON

By:	/S/	CHERYL CLARKE
	Name:	CHERYL CLARKE
	Title:	VICE PRESIDENT

Exhibit 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business June 30, 2009, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands

Cash and balances due from depository
institutions:
Noninterest-bearing balances and currency
and coin	3,228,000
Interest-bearing balances	56,028,000
Securities:
Held-to-maturity securities	6,782,000
Available-for-sale securities	39,436,000
Federal funds sold and securities purchased
under agreements to resell:
Federal funds sold in domestic offices	1,319,000
Securities purchased under agreements to
resell	50,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned
income	29,318,000
LESS: Allowance for loan and
lease losses	414,000
Loans and leases, net of unearned
income and allowance	28,904,000
Trading assets	6,282,000
Premises and fixed assets (including
capitalized leases)	1,115,000
Other real estate owned	6,000
Investments in unconsolidated subsidiaries
and associated companies	830,000
Direct and indirect investments in real estate
ventures	0
Intangible assets:
Goodwill	4,949,000
Other intangible assets	1,514,000
Other assets	11,560,000

Total assets	162,003,000

LIABILITIES
Deposits:
In domestic offices	57,327,000
Noninterest-bearing	32,885,000
Interest-bearing	24,442,000
In foreign offices, Edge and Agreement
subsidiaries, and IBFs	74,161,000
Noninterest-bearing	2,846,000
Interest-bearing	71,315,000
Federal funds purchased and securities sold
under agreements to repurchase:
Federal funds purchased in domestic
offices	414,000
Securities sold under agreements to
repurchase	13,000
Trading liabilities	6,144,000
Other borrowed money:
(includes mortgage indebtedness and
obligations under capitalized leases)	2,695,000
Not applicable
Not applicable
Subordinated notes and debentures	3,490,000
Other liabilities
5,064,000
Total liabilities	149,308,000

EQUITY CAPITAL
Perpetual preferred stock and related
surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to
preferred stock)	8,297,000
Retained earnings	7,991,000
Accumulated other comprehensive income	-5,097,000
Other equity capital components	0
Total bank equity capital	12,326,000
Noncontrolling (minority) interests in
consolidated subsidiaries	369,000
Total equity capital	12,695,000
Total liabilities and equity capital	162,003,000

          I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,
Chief Financial Officer

          We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell
Robert P. Kelly	Directors
Catherine A. Rein